Exhibit 99.1

NCS Multistage Holdings, Inc. 19450 State Highway 249, Suite 200 Houston, Texas 77070

PRESS RELEASE

NCS MULTISTAGE HOLDINGS, INC. ANNOUNCES FIRST QUARTER 2019 RESULTS

First Quarter Results

•	Total revenue of $52.9 million, a 25% year-over-year decrease
•	U.S. revenue of $25.3 million, a 15% increase from the prior year first quarter
•	Net loss of $(12.0) million and adjusted net loss of $(2.1) million
•	Loss per diluted share of $(0.26) and adjusted loss per diluted share of $(0.04)
•	Adjusted EBITDA of $7.4 million and a 14% Adjusted EBITDA margin
•	Total liquidity of $67.0 million, comprised of $12.0 million in cash on hand and $55.0 million of revolver availability

HOUSTON, May 6, 2019 – NCS Multistage Holdings, Inc. (NASDAQ: NCSM) (the “Company,” “NCS,” “we” or “us”), a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies, today announced its results for the quarter ended March 31, 2019.

Financial Review

Revenues were $52.9 million for the quarter ended March 31, 2019, which was a decrease of 25% compared to the first quarter of 2018. The decrease was primarily attributable to lower volumes of fracturing systems product sales and services in the U.S. and Canada, and lower tracer diagnostics revenue in the United States. The decrease was partially offset by increased sales of our well construction and Repeat Precision, LLC (“Repeat Precision”) products and higher activity outside of North America. Total revenues increased by 5% as compared to the fourth quarter of 2018 with an increase of 30% in Canada partially offset by a decrease of 8% in the United States and a decrease of 28%  outside of North America.

Net loss was $(12.0) million, or $(0.26) per diluted share, for the quarter ended March 31, 2019, which included a net impact of $10.1 million (after tax effect of $9.9 million, or  $0.22 per diluted share) related to the change in fair value of contingent consideration, realized and unrealized foreign currency gains and losses and an income tax valuation allowance recorded to reduce the carrying value of our U.S. deferred tax asset. Adjusted net loss,  which excludes these items, was $(2.1) million, or $(0.04) per diluted share, for the quarter ended March 31, 2019. This compares to a net income of $11.0 million, or $0.23 per diluted share, in the first quarter of 2018, which included a net benefit of $1.6 million ($1.2 million after tax, or $0.02 per diluted share) related to the change in fair value of contingent consideration and realized and unrealized foreign currency gains and losses. Adjusted net income, which excludes these items, was $9.8 million, or $0.21 per diluted share, for the quarter ended March 31, 2018.

Adjusted EBITDA was $7.4 million for the quarter ended March 31, 2019,  a decrease of $(11.3) million as compared to the first quarter of 2018. Gross profit, which we define as total revenues less total cost of sales exclusive of depreciation and amortization, was $26.1 million, or 49% of total revenues, in the first quarter of 2019,  a decrease compared to $37.1 million, or 52% of total revenues, in the first quarter of 2018.  Selling, general and administrative (“SG&A”) expenses increased in the first quarter as compared to the prior year due to increases in personnel, professional services to support our new enterprise resource planning system, higher share-based compensation and an increase in bad debt expense. Adjusted EBITDA margin for the quarter was 14%, as compared to 26% for the first quarter of 2018.

Capital Expenditures and Liquidity

The Company incurred capital expenditures of $2.8 million, net, for the first quarter of 2019 and $1.1 million, net, for the three months ended March 31, 2018. During the quarter, the Company made a cash payment of $10.0 million for the Repeat Precision earn-out consideration, which was paid to our joint venture partner.

As of March 31, 2019, the Company had $12.0 million in cash, total availability under its revolving credit facility of $55.0 million and $26.0 million in total debt. On May 1, 2019, we entered into a new Second Amended and Restated Credit Agreement that provides for a (i) senior secured revolving credit facility in an aggregate principal amount of $50.0 million made available to Pioneer Investment, Inc. and (ii) senior secured revolving credit facility in an aggregate principal amount of $25.0 million made available to NCS Multistage Inc. The new senior secured credit facility will mature in May 2023.

Review and Outlook

NCS’s Chief Executive Officer, Robert Nipper, commented, “We are pleased with our operating and financial performance during the first quarter of 2019 despite the challenging market conditions in both the U.S. and Canada. A few key highlights for NCS so far in 2019 include:

•	Sequential growth in U.S. product revenues for the sixth consecutive quarter;
•	30% Canadian revenue growth as compared to the fourth quarter of 2018, exceeding a comparable rig count increase of 3%;
•	Our highest-ever quarterly revenue for our Canadian tracer diagnostics operations;
•	The successful use of our fracturing systems technology in a three mile lateral in Canada, a record for NCS;
•	The completion of our Tech Center in Calgary, facilitating our research and development efforts;
•

The first installations of our TerrusTM water injection frac sleeve and our new QumulusTM Ultimate Recovery system designed to support secondary recovery and enhanced oil recovery in multistage horizontal wells; and

•	Strong performance at Repeat Precision supported by continued market penetration of our Purple Seal Express integrated frac plug and setting tool system.

We continue to expect capital spending by our U.S. customers for 2019 will be below 2018 levels despite the recent increase in near-term oil prices. Customer budgets in Canada are materially lower in 2019, especially in the first half of the year. International markets have been more resilient, with current expectations for a modest increase in customer spending outside of North America. We remain highly focused on executing our strategy to deliver long-term value to shareholders, including:

•	Leveraging our full suite of products and services in each of our operating geographies;
•	Commercializing new technologies to help our customers save money, increase efficiencies and maximize resource recovery;
•	Make disciplined investments in our business, consistent with our capital light financial model; and
•	Generate free cash flow and enhance our strong balance sheet, facilitating improving financial returns.

I want to thank all of my co-workers at NCS and Repeat Precision for their continued efforts and dedication.  I have the privilege to work with the best team in the industry and we’re focused on providing our customers with the products and services that will enable them to succeed, which will in turn allow us to generate value for our shareholders.”

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Less Share-Based Compensation, Adjusted Net (Loss) Income, Adjusted Net (Loss) Earnings per Diluted Share and Free Cash Flow are non-GAAP financial measures. For an explanation of these measures and a reconciliation, refer to “Non-GAAP Financial Measures” below.

Conference Call

The Company will host a conference call to discuss its first quarter 2019 results on Tuesday, May 7, 2019 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 400-1696. To join the conference call from outside of the United States, participants may dial (703) 736-7385. The conference access code is 6678056. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investors section of the Company’s website, http://www.ncsmultistage.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside of the United States. The conference call replay access code is 6678056. The replay will also be available in the Investors section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About NCS Multistage Holdings, Inc.

NCS Multistage Holdings, Inc. is a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. NCS provides products and services to exploration and production companies for use in horizontal wells in unconventional oil and natural gas formations throughout North America and in selected international markets, including Argentina, China, Russia, and the North Sea.  NCS’s common stock is traded on the NASDAQ Global Select Market under the symbol “NCSM.” Additional information is available on the website, www.ncsmultistage.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:  declines in the level of oil and natural gas exploration and production activity within Canada and the United States; oil and natural gas price fluctuations; loss of significant customers; inability to successfully implement our strategy of increasing sales of products and services into the United States; significant competition for our products and services; our inability to accurately predict customer demand; impairment in the carrying value of long-lived assets and goodwill; our inability to successfully develop and implement new technologies, products and services; our inability to protect and maintain critical intellectual property assets; currency exchange rate fluctuations; losses and liabilities from uninsured or underinsured business activities; our failure to identify and consummate potential acquisitions; our inability to integrate or realize the expected benefits from acquisitions; impact of severe weather conditions; restrictions on the availability of our customers to obtain water essential to the drilling and hydraulic fracturing processes; our inability to meet regulatory requirements for use of certain chemicals by our tracer diagnostics business; change in trade policy, including the impact of additional tariffs; changes in legislation or regulation governing the oil and natural gas industry, including restrictions on emissions of greenhouse gases; failure to comply with or changes to federal, state and local and non-U.S. laws and other regulations, including environmental regulations and the U.S. Tax Cuts and Jobs Act of 2017; loss of our information and computer systems; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to establish and maintain effective internal control over financial reporting; complications with the design and implementation of our new enterprise resource planning system; our success in attracting and retaining qualified employees and key personnel; our inability to satisfy technical requirements and other specifications under contracts and contract tenders and other factors discussed or referenced in our filings made from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact

Ryan Hummer

Chief Financial Officer

(281) 453-2222

IR@ncsmultistage.com

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues
Product sales	$37,232	$50,108
Services	15,618	20,578
Total revenues	52,850	70,686
Cost of sales
Cost of product sales, exclusive of depreciation and amortization expense shown below	16,746	24,703
Cost of services, exclusive of depreciation and amortization expense shown below	10,017	8,889
Total cost of sales, exclusive of depreciation and amortization expense shown below	26,763	33,592
Selling, general and administrative expenses	23,026	21,027
Depreciation	1,426	1,099
Amortization	1,161	3,321
Change in fair value of contingent consideration	37	(1,353)
Income from operations	437	13,000
Other income (expense)
Interest expense, net	(517)	(457)
Other income, net	73	84
Foreign currency exchange (loss) gain	(297)	183
Total other expense	(741)	(190)
(Loss) income before income tax	(304)	12,810
Income tax expense	9,574	945
Net (loss) income	(9,878)	11,865
Net income attributable to non-controlling interest	2,088	887
Net (loss) income attributable to NCS Multistage Holdings, Inc.	$(11,966)	$10,978
(Loss) earnings per common share
Basic (loss) earnings per common share attributable to NCS Multistage Holdings, Inc.	$(0.26)	$0.24
Diluted (loss) earnings per common share attributable to NCS Multistage Holdings, Inc.	$(0.26)	$0.23
Weighted average common shares outstanding
Basic	45,974	44,252
Diluted	45,974	47,114

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$11,984	$25,131
Accounts receivable—trade, net	55,718	49,984
Inventories	34,385	32,753
Prepaid expenses and other current assets	1,746	2,037
Other current receivables	5,195	4,685
Total current assets	109,028	114,590
Noncurrent assets
Property and equipment, net	33,734	32,296
Goodwill	23,136	23,112
Identifiable intangibles, net	48,569	48,985
Deposits and other assets	8,347	1,392
Deferred income taxes, net	—	9,326
Total noncurrent assets	113,786	115,111
Total assets	$222,814	$229,701
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable—trade	$9,679	$7,167
Accrued expenses	2,933	4,084
Income taxes payable	487	184
Current contingent consideration	—	9,963
Other current liabilities	4,498	1,991
Current maturities of long-term debt	2,461	2,236
Total current liabilities	20,058	25,625
Noncurrent liabilities
Long-term debt, less current maturities	23,547	23,455
Other long-term liabilities	5,574	1,258
Deferred income taxes, net	3,009	3,132
Total noncurrent liabilities	32,130	27,845
Total liabilities	52,188	53,470
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding at
March 31, 2019 and one share issued and outstanding at December 31, 2018	—	—
Common stock, $0.01 par value, 225,000,000 shares authorized, 46,752,755 shares issued and 46,669,918 shares outstanding at March 31, 2019 and 45,100,771 shares issued
and 45,072,463 shares outstanding at December 31, 2018	468	451
Additional paid-in capital	415,051	411,423
Accumulated other comprehensive loss	(82,493)	(84,030)
Retained deficit	(178,172)	(166,206)
Treasury stock, at cost; 82,837 shares at March 31, 2019 and 28,308 shares
at December 31, 2018	(646)	(337)
Total stockholders’ equity	154,208	161,301
Non-controlling interest	16,418	14,930
Total equity	170,626	176,231
Total liabilities and stockholders' equity	$222,814	$229,701

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$(9,878)	$11,865
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,587	4,420
Amortization of deferred loan cost	83	84
Share-based compensation	3,058	2,374
Provision for inventory obsolescence	(98)	408
Deferred income tax expense (benefit)	9,136	(1,186)
Gain on sale of property and equipment	(50)	(17)
Change in fair value of contingent consideration	37	(1,353)
Provision for doubtful accounts	573	—
Payment of contingent consideration	(3,042)	—
Changes in operating assets and liabilities:
Accounts receivable—trade	(6,312)	(13,350)
Inventories	(1,303)	1,838
Prepaid expenses and other assets	326	(477)
Accounts payable—trade	3,462	2,709
Accrued expenses	(1,177)	(2,543)
Other liabilities	(777)	508
Income taxes receivable/payable	364	(13,579)
Net cash used in operating activities	(3,011)	(8,299)
Cash flows from investing activities
Purchases of property and equipment	(2,505)	(1,121)
Purchase and development of software and technology	(491)	(55)
Proceeds from sales of property and equipment	169	110
Net cash used in investing activities	(2,827)	(1,066)
Cash flows from financing activities
Equipment note borrowings	835	—
Payments on equipment note and finance leases	(1,319)	(490)
Promissory note borrowings	—	1,951
Payments on promissory note	—	(1,850)
Payment of contingent consideration	(6,958)	—
Proceeds from the exercise of options for common stock	—	353
Treasury shares withheld	(309)	—
Proceeds from the issuance of ESPP shares	677	—
Distribution to noncontrolling interest	(600)	—
Net cash used in financing activities	(7,674)	(36)
Effect of exchange rate changes on cash and cash equivalents	365	(728)
Net change in cash and cash equivalents	(13,147)	(10,129)
Cash and cash equivalents beginning of period	25,131	33,809
Cash and cash equivalents end of period	$11,984	$23,680
Supplemental cash flow information
Cash paid for income taxes (net of refunds)	$61	$15,452

NCS MULTISTAGE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

EBITDA is defined as net (loss) income before interest expense, net,  income tax expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items which we believe are not reflective of ongoing operating performance or which, in the case of share-based compensation, is non-cash in nature. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues. Adjusted EBITDA Less Share-Based Compensation is defined as Adjusted EBITDA minus share-based compensation expense. Adjusted Net (Loss) Income is defined as net (loss) income attributable to NCS Multistage Holdings, Inc. adjusted to exclude certain items which we believe are not reflective of ongoing performance. Adjusted Net (Loss) Earnings per Diluted Share is defined as Adjusted Net (Loss) Income divided by our diluted weighted average common shares outstanding during the relevant period. Free cash flow is defined as net cash provided by (used in) operating activities less purchases of property and equipment (inclusive of the purchase and development of software and technology) plus proceeds from sales of property and equipment, as presented in our consolidated statement of cash flows. We believe that Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted Net (Loss) Earnings per Diluted Share are important measures that exclude costs that management believes do not reflect our ongoing operating performance and, in the case of Adjusted EBITDA, certain costs associated with our capital structure. We believe that Adjusted EBITDA Less Share-Based Compensation presents our financial performance in a manner that is comparable to the presentation provided by many of our peers. We believe free cash flow is useful because it provides information to investors regarding the cash that was available in the period that was in excess of our needs to fund our capital expenditures and other investment needs. Accordingly, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Less Share-Based Compensation, Adjusted Net (Loss) Income, Adjusted Net (Loss) Earnings per Diluted Share and Free Cash Flow are key metrics that management uses to assess the period-to-period performance of our core business operations. We believe that presenting Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Less Share-Based Compensation, Adjusted Net (Loss) Income and Adjusted Net (Loss) Earnings per Diluted Share enables investors to assess our performance from period to period using the same metrics utilized by management and that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Less Share-Based Compensation, Adjusted Net (Loss) Income and Adjusted Net (Loss) Earnings per Diluted Share enable investors to evaluate our performance relative to other companies that are not subject to such factors.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Less Share-Based Compensation, Adjusted Net (Loss) Income, Adjusted Net (Loss) Earnings per Diluted Share and Free Cash Flow (our “non-GAAP financial measures”) are not defined under generally accepted accounting principles (“GAAP”), are not measures of net income, income from operations, cash provided by operating activities or any other performance measure derived in accordance with GAAP, and are subject to important limitations. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our non-GAAP financial measures have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our financial performance as reported under GAAP and they should not be considered as alternatives to net income (loss),  cash provided by operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or as alternatives to cash flow from operating activities as measures of our liquidity.

The tables below set forth reconciliations of our non-GAAP financial measures to the most directly comparable measure of financial performance calculated under GAAP:

ADJUSTED NET (LOSS) INCOME AND ADJUSTED NET (LOSS) EARNINGS PER DILUTED SHARE

	Three Months Ended
	March 31, 2019		March 31, 2018
	Effect on Net Loss (After- Tax)	Impact on Diluted Loss Per Share	Effect on Net Income (After- Tax)	Impact on Diluted Earnings Per Share
Net (loss) income attributable to NCS Multistage Holdings, Inc.	$(11,966)	$(0.26)	$10,978	$0.23
Adjustments (after tax)
Realized and unrealized losses (gains) (a)	103	—	(156)	—
Change in fair value of contingent consideration (b)	33	—	(1,005)	(0.02)
Valuation allowance (c)	9,773	0.22	—	—
Adjusted net (loss) income attributable to NCS Multistage Holdings, Inc.	$(2,057)	$(0.04)	$9,817	$0.21

_____________________

(a)	Represents realized and unrealized foreign currency translation gains and losses primarily due to movement in the foreign currency exchange rates between the periods.
(b)

The change in 2019 represents the difference between the December 31, 2018 liability balance and the $10.0 million cash payment for the Repeat Precision earn-out consideration, which was paid to our joint venture partner on January 31, 2019. The change in 2018 was due to the revaluation of the earn-out obligations associated with our acquisitions.

(c)	Represents the income tax valuation allowance recorded to reduce the carrying value of our U.S. deferred tax asset.

NCS MULTISTAGE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three Months Ended
	March 31,
	2019	2018
Net (loss) income	$(9,878)	$11,865
Income tax expense	9,574	945
Interest expense, net	517	457
Depreciation	1,426	1,099
Amortization	1,161	3,321
EBITDA	2,800	17,687
Share-based compensation (a)	3,058	2,374
Professional fees (b)	800	(104)
Unrealized foreign currency loss (c)	74	1,651
Realized foreign currency loss (gain) (d)	223	(1,834)
Change in fair value of contingent consideration (e)	37	(1,353)
Other (f)	377	241
Adjusted EBITDA	$7,369	$18,662
Adjusted EBITDA Margin	14%	26%
Adjusted EBITDA Less Share-Based Compensation	$4,311	$16,288

_____________________

(a)	Represents non-cash compensation charges related to share-based compensation granted to our officers, employees and directors.
(b)	Represents non-capitalizable costs of professional services incurred in connection with our financings, legal proceedings and the evaluation of proposed acquisitions.
(c)	Represents unrealized foreign currency translation gains and losses primarily due to movement in the foreign currency exchange rates between the periods.
(d)	Represents realized foreign currency translation gains and losses due to movement in the foreign currency exchange rates between the periods.
(e)

The change in 2019 represents the difference between the December 31, 2018 liability balance and the $10.0 million cash payment for the Repeat Precision earn-out consideration, which was paid to our joint venture partner on January 31, 2019. The change in 2018 was due to the revaluation of the earn-out obligations associated with our acquisitions.

(f)	Represents the impact of a research and development subsidy that is included in income tax (benefit) expense in accordance with GAAP along with other charges and credits.

NCS MULTISTAGE HOLDINGS, INC.

REVENUE BY GEOGRAPHIC AREA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
United States
Product sales	$19,564	$13,577
Services	5,781	8,423
Total United States	25,345	22,000
Canada
Product sales	16,621	35,698
Services	8,375	11,477
Total Canada	24,996	47,175
Other Countries
Product sales	1,047	833
Services	1,462	678
Total Other Countries	2,509	1,511
Total
Product sales	37,232	50,108
Services	15,618	20,578
Total	$52,850	$70,686